Exhibit 10.1

AmeriCredit Financial Services, Inc.

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

December 19, 2008

Deutsche Bank AG, Cayman Islands Branch

c/o Deutsche Bank AG

Boundary Hall, Cricket Square

171 Elgin Avenue

Grand Cayman KY1-1104

CAYMAN ISLANDS

Re: Forward Purchase Commitment Agreement

Ladies and Gentlemen:

Reference is made to the Forward Purchase Commitment Agreement dated April 15, 2008 (the “Forward Purchase Commitment Agreement”) among AFS SenSub Corp. (“AFS SenSub”), AmeriCredit Financial Services, Inc. (“AmeriCredit”) and Deutsche Bank AG, Cayman Islands Branch (“DB”). AFS SenSub, AmeriCredit and DB have determined that it is in the best interests of each party to terminate the Forward Purchase Commitment Agreement. Accordingly, each of AFS SenSub, AmeriCredit and DB mutually agree to terminate the Forward Purchase Commitment Agreement. Upon the execution of this letter agreement by DB, AFS SenSub and AmeriCredit, the Termination Date under the Forward Purchase Commitment Agreement shall be deemed to have occurred on the date of this letter. Terms used but not defined herein shall have the meaning ascribed to them in the Forward Purchase Commitment Agreement.

This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this letter and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this letter.

This letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.

If you are in agreement with the foregoing, please sign and return to AmeriCredit the enclosed copy of this letter.

Very truly yours,

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Executive Vice President, Structured Finance

AFS SENSUB CORP.

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Executive Vice President, Structured Finance

Agreed and Accepted:

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Eric Shea
Name:	Eric Shea
Title:	Managing Director

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	Vice President

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